Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 17, 2013
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports First Quarter 2013 Net Income of $32.1 Million, an Increase of 38%
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $32.1 million or $0.65 per diluted common share for the first quarter of 2013 compared to net income of $30.1 million or $0.61 per diluted common share for the fourth quarter of 2012 and $23.2 million or $0.50 per diluted common share for the first quarter of 2012.
Highlights compared with the Fourth Quarter of 2012*:

•	Net income increased by $2.0 million

•	Stable net interest margin, increasing by one basis point

•	Effective expense management as evidenced by a net overhead ratio, based on pre-tax adjusted earnings, of 1.47%

•	$13.1 million decrease, or 52%, in net charge-offs to $11.9 million, the lowest level since the first quarter of 2009

•	$3.9 million decrease in provision for credit losses

•	$6.9 million improvement in OREO expenses primarily related to lower valuation adjustments of properties held in OREO and higher gains recognized on the sale of covered OREO

•	2% increase in tangible common book value per share to $29.74, up from $29.28

•	Increase in tangible common equity ratio, assuming conversion of preferred stock, to 8.8%, up from 8.4%

•	Effectively managed the balance sheet through reduction of excess liquidity

•	Completed the divestiture of the deposits and the current banking operations of Second Federal Savings and Loan Association of Chicago

•	Signed a definitive agreement to acquire First Lansing Bancorp, Inc., the parent company of First National Bank of Illinois

* See "Supplemental Financial Measures/Ratios" on page 12/13 for more information on non-GAAP measures.

The Company's total assets of $17.1 billion at March 31, 2013 increased $902 million from March 31, 2012. Total deposits as of March 31, 2013 were $14.0 billion, an increase of $1.3 billion from March 31, 2012. Non-interest bearing deposits increased by $342 million, or 18%, since March 31, 2012, primarily due to demand deposits from new relationships generated by the Company's commercial lending initiative. NOW, wealth management, money market and savings deposits increased $1.1 billion, or 19%, during the same time period. Total loans, excluding covered loans and loans held for sale, were $11.9 billion as of March 31, 2013, an increase of $1.2 billion, or 11%, over March 31, 2012.
Edward J. Wehmer, President and Chief Executive Officer, commented, “Our reported first quarter net income of $32.1 million represents a 7% increase over the $30.1 million of net income reported in the fourth quarter of 2012 and a 38% increase over the $23.2 million of net income reported in the first quarter of 2012. The first quarter of 2013 was highlighted by lower levels of net loan charge-offs, lower net OREO costs, improved utilization of liquidity, stable net interest margin and solid loan growth."
Mr. Wehmer continued, “The balance sheet was managed during the first quarter to minimize the impact of a large liquidity position that existed at the end of the year. The sale of Second Federal locations and deposits utilized approximately $144 million of liquidity. Additionally, the Company reduced its excess liquidity through the planned reductions in certain wholesale wealth management deposits and brokered CDs of approximately $250 million. Total loan growth in the first quarter was essentially funded by reduced levels of loans held for sale and covered assets.  Total loans outstanding, excluding covered loans and loans held for sale, increased $71 million in the first quarter of 2013 compared to the fourth quarter of 2012.  Loan growth for the quarter was strong in the commercial and commercial real-estate portfolios, increasing $167 million, excluding a reduction in our mortgage warehouse lines of credit of $83 million.  Strong loan growth right near the end of the year contributed to a larger increase in the average balance of total loans in the first quarter of 2013 when compared to the change in period-end balances.”
Mr. Wehmer further commented, “Pre-tax adjusted earnings decreased by $4.2 million compared to the previous quarter.  The decrease is primarily attributable to a reduction in net interest income based on two fewer days of net interest income of $2.9 million in the current quarter in addition to lower mortgage banking revenue. The $4.6 million decline in mortgage banking revenue in the first quarter resulted from a drop in loan volume associated with a slight increase in mortgage rates in the current period as well as the related tightening of pricing and secondary marketing gains. We expect origination volumes in the second quarter to remain relatively steady as we anticipate that a slight increase in loan volume from the traditional spring purchase market and a strong internal mortgage loan pipeline, may be potentially offset by a negative impact on the refinance market from anticipated interest rate increases."
                Commenting on credit quality, Mr. Wehmer noted, “The Company's credit quality metrics exhibited some of the minor bumpiness that we have been describing could occur.  Our ratio of non-performing loans to total loans, excluding covered loans and loans held for sale, increased to 1.08% at March 31, 2013, up from 1.00% at December 31, 2012.  The ratio at the end of last year was the lowest reported level since the end of the third quarter in 2007.  We do not expect the slight increase in non-performing assets in the first quarter of 2013 to continue during the remainder of the year as evidenced by the near-term past due levels."
Turning to the future, Mr. Wehmer stated, “Our pipelines for both internal growth and external growth remain very strong. Discipline with loan pricing will continue to be challenging as competition intensifies in the current low interest rate environment. Growing franchise value, increasing profitability, maximizing capital usage and increasing shareholder value continue to be our main objectives."

The graphs below illustrate certain highlights of the first quarter of 2013 including, increased net income and tangible common book value, continued loan growth, decreased net charge-offs and liquidity management.

Net Charge-Offs
$ in Millions
30
25
20
15
10
1Q 2012
2Q 2012
3Q 2012
4Q 2012
1Q 2013

Liquidity as a Percent of Total Earning Assets
10
9
8
7
6
5
%
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13

Wintrust’s key operating measures and growth rates for the first quarter of 2013, as compared to the sequential and linked quarters are shown in the table below:

				% or(5) basis point (bp) change from 4th Quarter 2012		% or basis point (bp) change from 1st Quarter 2012
	Three Months Ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Net income	$32,052	$30,089	$23,210	7%		38%
Net income per common share – diluted	$0.65	$0.61	$0.50	7%		30%
Pre-tax adjusted earnings (2)	$68,263	$72,441	$64,067	(6)%		7%
Net revenue (1)	$188,092	$197,965	$172,918	(5)%		9%
Net interest income	$130,713	$132,776	$125,895	(2)%		4%
Net interest margin (2)	3.41%	3.40%	3.55%	1	bp	(14)	bp
Net overhead ratio (2) (3)	1.47%	1.48%	1.80%	(1)	bp	(33)	bp
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.47%	1.39%	1.57%	8	bp	(10)	bp

Efficiency ratio (2) (4)	63.78%	66.13%	68.24%	(235)	bp	(446)	bp
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	63.46%	62.62%	62.17%	84	bp	129	bp

Return on average assets	0.75%	0.69%	0.59%	6	bp	16	bp
Return on average common equity	7.27%	6.79%	5.90%	48	bp	137	bp
Return on average tangible common equity	9.35%	8.71%	7.55%	64	bp	180	bp
At end of period
Total assets	$17,074,247	$17,519,613	$16,172,018	(10)%		6%
Total loans, excluding loans held-for-sale, excluding covered loans	$11,900,312	$11,828,943	$10,717,384	2%		11%
Total loans, including loans held-for-sale, excluding covered loans	$12,281,234	$12,241,143	$11,067,712	1%		11%
Total deposits	$13,962,757	$14,428,544	$12,665,853	(13)%		10%
Total shareholders’ equity	$1,825,688	$1,804,705	$1,687,921	5%		8%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – First Quarter 2013
For the first quarter of 2013, net interest income totaled $130.7 million, a decrease of $2.1 million as compared to the fourth quarter of 2012 and an increase of $4.8 million as compared to the first quarter of 2012. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income decreased $2.1 million in the first quarter of 2013 compared to the fourth quarter of 2012, due to:

◦
A four basis point decline in the yield on earning assets and two fewer days in the current quarter were partially offset by a $6 million increase in average earning assets, resulting in a decrease in total interest income of $4.3 million in the first quarter of 2013 compared to the fourth quarter of 2012.

◦
A six basis point decline in the rate paid on total interest-bearing liabilities along with two fewer days in the current quarter were partially offset by a $47 million increase in average interest bearing liabilities, creating a $2.3 million reduction in interest expense in the first quarter of 2013 compared to the fourth quarter of 2012.

◦
Combined, the reduction of interest expense by $2.3 million and the decrease in interest income of $4.3 million created the $2.1 million decrease in net interest income in the first quarter of 2013 compared to the fourth quarter of 2012.

•	Net interest income increased $4.8 million in the first quarter of 2013 compared to the first quarter of 2012, due to:

◦
Average earning assets for the first quarter of 2013 increased by $1.3 billion compared to the first quarter of 2012. This was comprised of average loan growth, excluding covered loans, of $1.4 billion and an increase of $34 million in the average balance of liquidity management and other assets partially offset by a decrease of $131 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $398 million in commercial loans, $378 million in commercial real-estate loans, $282 million in U.S.-originated commercial premium finance receivables, $249 million in Canadian-originated commercial premium finance receivables, $48 million in life premium finance receivables and $114 million in mortgage loans held-for-sale, offset by a decrease of $64 million in home equity and other loans.

◦
The average earning asset growth of $1.3 billion in the first quarter of 2013 compared to the first quarter of 2012 did not fully offset a 44 basis point decline in the yield on earning assets, creating a decrease in total interest income of $4.2 million in the first quarter of 2013 compared to the prior year quarter.

◦
Funding for the average earning asset growth of $1.3 billion was provided by an increase in total average interest bearing liabilities of $576 million (an increase in interest-bearing deposits of $1.4 billion partially offset by a decrease of $800 million of wholesale funding) and an increase of $732 million in the average balance of net free funds.

◦
A 32 basis point decline in the rate paid on total interest-bearing liabilities more than offset the increase in average balance, creating a $9.0 million reduction in interest expense in the first quarter of 2013 compared to the first quarter of 2012.

◦
Combined, the reduction of interest expense by $9.0 million and the decrease in interest income of $4.2 million created the $4.8 million increase in net interest income in the first quarter of 2013 compared to the first quarter of 2012.

The net interest margin for the first quarter of 2013 was 3.41% compared to 3.40% in the fourth quarter of 2012 and 3.55% in the first quarter of 2012. The changes in net interest margin on both a sequential and linked quarter basis are the result of the following:

•	The net interest margin in the first quarter of 2013 increased by one basis point when compared to the fourth quarter of 2012, due to:

◦	The yield on total average earning assets declined four basis points while the rate on total average interest-bearing liabilities decreased six basis points.

◦	The contribution from net free funds declined by one basis point.

•	The net interest margin in the first quarter of 2013 declined by 14 basis points when compared to the first quarter of 2012, due to:

◦	The yield on total average earning assets declined 44 basis points while the rate on total average interest-bearing liabilities decreased 32 basis points.

◦
Competitive and economic pricing pressures have negatively impacted the yield on our non-covered loan portfolio. Additionally, the Company has also experienced lower yields on the covered loan portfolio. Positive repricing of retail interest-bearing deposits partially offset the lower loan portfolio yields.

◦	The contribution from net free funds declined by two basis points.

◦	Combined, this caused the net interest margin to decrease by 14 basis points in the first quarter of 2013 when compared to the first quarter of 2012.

The contribution from re-pricing retail deposits and maturing wholesale funding has diminished when compared to previous quarters. Pressure on the net interest margin will be applied more from the pricing/re-pricing of loan volumes as the low rate environment prohibits further declines in interest-bearing deposits of the same magnitude.

Non-interest income totaled $57.4 million in the first quarter of 2013, decreasing $7.8 million compared to the fourth quarter of 2012 and increasing $10.4 million, or 22%, compared to the first quarter of 2012. The decrease in non-interest income in the first quarter of 2013 compared to the fourth quarter of 2012 is primarily attributable to lower mortgage banking revenues, lower gains on available-for-sale securities and increased FDIC indemnification asset amortization, partially offset by an increase in wealth management revenue. The increase in non-interest income in the first quarter of 2013 compared to the first quarter of 2012 was primarily attributable to higher mortgage banking and wealth management revenues, partially offset by a decrease in fees from covered call options. Mortgage banking revenue decreased $4.6 million when compared to the fourth quarter of 2012 and increased $11.6 million when compared to the first quarter of 2012. The decrease in mortgage banking revenue from the fourth quarter of 2012 resulted primarily from a drop in loan volume, associated with a slight increase in mortgage rates in the current quarter and the related tightening of pricing and secondary marketing gains, partially offset by a recovery of $755,000 in recourse reserves based on analysis of historical claims and payments. Loans originated and sold to the secondary market were $974 million in the first quarter of 2013 compared to $1.2 billion in the fourth quarter of 2012 and $715 million in the first quarter of 2012 (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $120.1 million in the first quarter of 2013, decreasing $9.4 million compared to the fourth quarter of 2012 and increasing $2.4 million, or 2%, compared to the first quarter of 2012. The decrease in the current quarter compared to the fourth quarter of 2012 was primarily attributable to a $6.9 million decrease in OREO expense primarily related to fewer negative valuation adjustments on properties held in OREO and higher gains recognized on the sale of covered OREO, and a decrease in miscellaneous non-interest expense primarily related to $2.1 million of fees paid in the fourth quarter of 2012 on the termination of longer-term, higher rate repurchase agreements.
Financial Performance Overview – Credit Quality
The ratio of non-performing assets to total assets was 1.11% as of March 31, 2013, compared to 1.03% at December 31, 2012 and 1.17% at March 31, 2012. Non-performing assets, excluding covered assets, totaled $189.1 million at March 31, 2013, compared to $181.0 million at December 31, 2012 and $189.9 million at March 31, 2012.

Non-performing loans, excluding covered loans, totaled $128.6 million, or 1.08% of total loans, at March 31, 2013, compared to $118.1 million, or 1.00% of total loans, at December 31, 2012 and $113.6 million, or 1.06% of total loans, at March 31, 2012. OREO, excluding covered OREO, of $56.2 million at March 31, 2013 decreased $6.7 million compared to $62.9 million at December 31, 2012 and decreased $20.0 million compared to $76.2 million at March 31, 2012.

The provision for credit losses, excluding the provision for covered loan losses, totaled $15.4 million for the first quarter of 2013 compared to $20.7 million for the fourth quarter of 2012 and $15.2 million in the first quarter of 2012. Net charge-offs as a percentage of loans, excluding covered loans, for the first quarter of 2013 totaled 39 basis points on an annualized basis compared to 83 basis points on an annualized basis in the fourth quarter of 2012 and 53 basis points on an annualized basis in the first quarter of 2012. The improvement in net charge-offs was primarily the result of decreases in net charge-offs within the commercial real estate portfolio during the current period.

Excluding the allowance for covered loan losses, the allowance for credit losses at March 31, 2013 totaled $125.6 million, or 1.06% of total loans, compared to $122.0 million, or 1.03% of total loans at December 31, 2012 and $124.1 million, or 1.16% of total loans at March 31, 2012.

Financial Performance Overview – Capital
Stock Offerings
In March 2012, the Company issued and sold 126,500 shares, or $126,500,000 aggregate liquidation preference, of Non-Cumulative Perpetual Convertible Preferred Stock, Series C (“Preferred Stock”) in an equity offering.
Capital Ratios
As of March 31, 2013, the Company's estimated capital ratios were 13.4% for total risk-based capital, 12.3% for tier 1 risk-based capital and 10.2% for leverage, above the well capitalized guidelines. Additionally, the Company's tangible common equity ratio was 7.7% at March 31, 2013. Assuming full conversion of both classes of preferred stock, the tangible common equity ratio was 8.8% at March 31, 2013.

In June 2012, the U.S. banking regulators released notices of proposed rulemaking (the “NPRs”) that would substantially revise the current risk-based capital standards to reflect the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as the Basel III international capital standards. It is generally expected that once the proposed rulemakings are finalized, U.S. banks will be required to hold higher amounts of capital, especially common equity, relative to their risk-weighed assets. Under the current proposal, the calculations of risk-weighted assets would change. Risk-weighted assets would be calculated using new and expanded risk-weighting categories, applying a more risk sensitive treatment to certain “high volatility” commercial real estate loans, residential mortgage loans, past due and nonaccrual loans and unfunded commitments of less than one year. In addition, if adopted as proposed, the NPRs would change the capital requirements by, among other things, establishing a new capital standard consisting of common tier 1 capital, increasing the minimum capital ratios for certain existing capital categories and adding a required capital conservation buffer. Additionally, trust preferred securities are phased out as a component of Tier 1 Capital as required under the Dodd Frank Act. The Company has estimated that it would be “well-capitalized” if the fully phased-in capital requirements as proposed in the NPRs were adopted today. Until the proposals are finalized and the final implementation dates are determined, however, the impact of the final rules cannot be fully calculated with a high degree of certainty.
Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended March 31,
(In thousands, except per share data)		2013	2012
Net income		$32,052	$23,210
Less: Preferred stock dividends and discount accretion		2,616	1,246
Net income applicable to common shares—Basic	(A)	29,436	21,964
Add: Dividends on convertible preferred stock, if dilutive		2,581	—
Net income applicable to common shares—Diluted	(B)	32,017	21,964
Weighted average common shares outstanding	(C)	36,976	36,207
Effect of dilutive potential common shares:
Common stock equivalents		7,443	7,530
Convertible preferred stock, if dilutive		5,020	—
Weighted average common shares and effect of dilutive potential common shares	(D)	49,439	43,737
Net income per common share:
Basic	(A/C)	$0.80	$0.61
Diluted	(B/D)	$0.65	$0.50

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2013	2012
Selected Financial Condition Data (at end of period):
Total assets	$17,074,247	$16,172,018
Total loans, excluding covered loans	11,900,312	10,717,384
Total deposits	13,962,757	12,665,853
Junior subordinated debentures	249,493	249,493
Total shareholders’ equity	1,825,688	1,687,921
Selected Statements of Income Data:
Net interest income	$130,713	$125,895
Net revenue (1)	188,092	172,918
Pre-tax adjusted earnings (2)	68,263	64,067
Net income	32,052	23,210
Net income per common share – Basic	$0.80	$0.61
Net income per common share – Diluted	$0.65	$0.50
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.41%	3.55%
Non-interest income to average assets	1.35%	1.19%
Non-interest expense to average assets	2.82%	2.99%
Net overhead ratio (2) (3)	1.47%	1.80%
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.47%	1.57%
Efficiency ratio (2) (4)	63.78%	68.24%
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	63.46%	62.17%
Return on average assets	0.75%	0.59%
Return on average common equity	7.27%	5.90%
Return on average tangible common equity (2)	9.35%	7.55%
Average total assets	$17,256,843	$15,835,350
Average total shareholders’ equity	1,818,127	1,564,662
Average loans to average deposits ratio (excluding covered loans)	86.6%	88.1%
Average loans to average deposits ratio (including covered loans)	90.4%	93.5%
Common Share Data at end of period:
Market price per common share	$37.04	$35.79
Book value per common share (2)	$38.13	$35.25
Tangible common book value per share (2)	$29.74	$27.57
Common shares outstanding	37,013,707	36,289,380
Other Data at end of period:(8)
Leverage Ratio (5)	10.2%	10.5%
Tier 1 capital to risk-weighted assets (5)	12.3%	12.7%
Total capital to risk-weighted assets (5)	13.4%	13.9%
Tangible common equity ratio (TCE) (2)(7)	7.7%	7.5%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.8%	8.6%
Allowance for credit losses (6)	$125,635	$124,101
Non-performing loans	$128,633	$113,621
Allowance for credit losses to total loans (6)	1.06%	1.16%
Non-performing loans to total loans	1.08%	1.06%
Number of:
Bank subsidiaries	15	15
Non-bank subsidiaries	8	7
Banking offices	108	98

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) March 31, 2013	December 31, 2012	(Unaudited) March 31, 2012
Assets
Cash and due from banks	$199,575	$284,731	$146,014
Federal funds sold and securities purchased under resale agreements	13,626	30,297	14,588
Interest-bearing deposits with other banks	685,302	1,035,743	900,755
Available-for-sale securities, at fair value	1,870,831	1,796,076	1,869,344
Trading account securities	1,036	583	1,140
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	76,601	79,564	88,216
Brokerage customer receivables	25,614	24,864	31,085
Mortgage loans held-for-sale, at fair value	370,570	385,033	339,600
Mortgage loans held-for-sale, at lower of cost or market	10,352	27,167	10,728
Loans, net of unearned income, excluding covered loans	11,900,312	11,828,943	10,717,384
Covered loans	518,661	560,087	691,220
Total loans	12,418,973	12,389,030	11,408,604
Less: Allowance for loan losses	110,348	107,351	111,023
Less: Allowance for covered loan losses	12,272	13,454	17,735
Net loans	12,296,353	12,268,225	11,279,846
Premises and equipment, net	504,803	501,205	434,700
FDIC indemnification asset	170,696	208,160	263,212
Accrued interest receivable and other assets	485,746	511,617	463,394
Trade date securities receivable	—	—	—
Goodwill	343,632	345,401	307,295
Other intangible assets	19,510	20,947	22,101
Total assets	$17,074,247	$17,519,613	$16,172,018
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,243,440	$2,396,264	$1,901,753
Interest bearing	11,719,317	12,032,280	10,764,100
Total deposits	13,962,757	14,428,544	12,665,853
Notes payable	31,911	2,093	52,639
Federal Home Loan Bank advances	414,032	414,122	466,391
Other borrowings	256,244	274,411	411,037
Secured borrowings - owed to securitization investors	—	—	428,000
Subordinated notes	15,000	15,000	35,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	1,250	—	—
Accrued interest payable and other liabilities	317,872	331,245	175,684
Total liabilities	15,248,559	15,714,908	14,484,097
Shareholders’ Equity:
Preferred stock	176,441	176,406	176,302
Common stock	37,272	37,108	36,522
Surplus	1,040,098	1,036,295	1,008,326
Treasury stock	(8,187)	(7,838)	(6,559)
Retained earnings	581,131	555,023	478,160
Accumulated other comprehensive (loss) income	(1,067)	7,711	(4,830)
Total shareholders’ equity	1,825,688	1,804,705	1,687,921
Total liabilities and shareholders’ equity	$17,074,247	$17,519,613	$16,172,018

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share data)	2013	2012
Interest income
Interest and fees on loans	$142,114	$143,555
Interest bearing deposits with banks	569	248
Federal funds sold and securities purchased under resale agreements	15	12
Securities	8,752	11,847
Trading account securities	5	9
Federal Home Loan Bank and Federal Reserve Bank stock	684	604
Brokerage customer receivables	174	211
Total interest income	152,313	156,486
Interest expense
Interest on deposits	14,504	18,030
Interest on Federal Home Loan Bank advances	2,764	3,584
Interest on notes payable and other borrowings	1,154	3,102
Interest on secured borrowings - owed to securitization investors	—	2,549
Interest on subordinated notes	59	169
Interest on junior subordinated debentures	3,119	3,157
Total interest expense	21,600	30,591
Net interest income	130,713	125,895
Provision for credit losses	15,687	17,400
Net interest income after provision for credit losses	115,026	108,495
Non-interest income
Wealth management	14,828	12,401
Mortgage banking	30,145	18,534
Service charges on deposit accounts	4,793	4,208
Gains on available-for-sale securities, net	251	816
Fees from covered call options	1,639	3,123
Gain on bargain purchases, net	—	840
Trading (losses) gains, net	(435)	146
Other	6,158	6,955
Total non-interest income	57,379	47,023
Non-interest expense
Salaries and employee benefits	77,513	69,030
Equipment	6,184	5,400
Occupancy, net	8,853	8,062
Data processing	4,599	3,618
Advertising and marketing	2,040	2,006
Professional fees	3,221	3,604
Amortization of other intangible assets	1,120	1,049
FDIC insurance	3,444	3,357
OREO (income) expense, net	(1,620)	7,178
Other	14,765	14,455
Total non-interest expense	120,119	117,759
Income before taxes	52,286	37,759
Income tax expense	20,234	14,549
Net income	$32,052	$23,210
Preferred stock dividends and discount accretion	$2,616	$1,246
Net income applicable to common shares	$29,436	$21,964
Net income per common share - Basic	$0.80	$0.61
Net income per common share - Diluted	$0.65	$0.50
Cash dividends declared per common share	$0.09	$0.09
Weighted average common shares outstanding	36,976	36,207
Dilutive potential common shares	12,463	7,530
Average common shares and dilutive common shares	49,439	43,737

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share, return on average tangible common equity and pre-tax adjusted earnings. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Pre-tax adjusted earnings is a significant metric in assessing the Company’s operating performance. Pre-tax adjusted earnings is calculated by adjusting income before taxes to exclude the provision for credit losses and certain significant items.
The net overhead ratio and the efficiency ratio are primarily reviewed by the Company based on pre-tax adjusted earnings. The Company believes that these measures provide a more meaningful view of the Company’s operating efficiency and expense management. The net overhead ratio, based on pre-tax adjusted earnings, is calculated by netting total adjusted non-interest expense and total adjusted non-interest income, annualizing this amount, and dividing it by total average assets. Adjusted non-interest expense is calculated by subtracting OREO expenses, covered loan collection expense, defeasance cost, seasonal payroll tax fluctuation and fees to terminate repurchase agreements. Adjusted non-interest income is calculated by adding back the recourse obligation on loans previously sold and subtracting gains or adding back losses on FDIC indemnification asset accretion, foreign currency remeasurement, investment partnerships, bargain purchase, trading and available-for-sale securities activity.
The efficiency ratio, based on pre-tax adjusted earnings, is calculated by dividing adjusted non-interest expense by adjusted taxable-equivalent net revenue. Adjusted taxable-equivalent net revenue is comprised of fully taxable equivalent net interest income and adjusted non-interest income.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last 5 quarters:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars and shares in thousands)	2013	2012	2012	2012	2012
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$152,313	$156,643	$158,201	$155,691	$156,486
Taxable-equivalent adjustment:
- Loans	150	159	148	135	134
- Liquidity Management Assets	343	349	352	333	329
- Other Earning Assets	1	1	1	3	3
Interest Income - FTE	$152,807	$157,152	$158,702	$156,162	$156,952
(B) Interest Expense (GAAP)	21,600	23,867	25,626	27,421	30,591
Net interest income - FTE	$131,207	$133,285	$133,076	$128,741	$126,361
(C) Net Interest Income (GAAP) (A minus B)	$130,713	$132,776	$132,575	$128,270	$125,895
(D) Net interest margin (GAAP)	3.40%	3.39%	3.49%	3.49%	3.54%
Net interest margin - FTE	3.41%	3.40%	3.50%	3.51%	3.55%
(E) Efficiency ratio (GAAP)	63.95%	66.30%	63.83%	65.80%	68.42%
Efficiency ratio - FTE	63.78%	66.13%	63.67%	65.63%	68.24%
Efficiency ratio - Based on pre-tax adjusted earnings	63.46%	62.62%	63.31%	61.35%	62.17%
(F) Net Overhead Ratio (GAAP)	1.47%	1.48%	1.47%	1.63%	1.80%
Net Overhead ratio - Based on pre-tax adjusted earnings	1.47%	1.39%	1.50%	1.46%	1.57%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$1,825,688	$1,804,705	$1,761,300	$1,722,074	$1,687,921
(G) Less: Preferred stock	(176,441)	(176,406)	(176,371)	(176,337)	(176,302)
Less: Intangible assets	(363,142)	(366,348)	(354,039)	(352,109)	(329,396)
(H) Total tangible common shareholders’ equity	$1,286,105	$1,261,951	$1,230,890	$1,193,628	$1,182,223
Total assets	$17,074,247	$17,519,613	$17,018,592	$16,576,282	$16,172,018
Less: Intangible assets	(363,142)	(366,348)	(354,039)	(352,109)	(329,396)
(I) Total tangible assets	$16,711,105	$17,153,265	$16,664,553	$16,224,173	$15,842,622
Tangible common equity ratio (H/I)	7.7%	7.4%	7.4%	7.4%	7.5%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.8%	8.4%	8.4%	8.4%	8.6%
Calculation of Pre-Tax Adjusted Earnings
Income before taxes	$52,286	$48,871	$52,173	$41,329	$37,759
Add: Provision for credit losses	15,687	19,546	18,799	20,691	17,400
Add: OREO (income) expense, net	(1,620)	5,269	3,808	5,848	7,178
Add: Recourse obligation on loans previously sold	(755)	—	—	(36)	36
Add: Covered loan collection expense	699	836	1,201	1,323	1,399
Add: Defeasance cost	—	—	—	148	848
Add: Seasonal payroll tax fluctuation	1,610	(873)	(1,121)	(271)	2,265
Add: FDIC Indemnification Asset Amortization	1,208	407	513	87	379
Add: Loss (gain) on foreign currency remeasurement	22	(826)	825	—	—
Add: Fees for Termination of Repurchase Agreements	—	2,110	—	—	—
Less: Gain from investment partnerships	(1,058)	(373)	(718)	(65)	(1,395)
Less: Gain on bargain purchases, net	—	(85)	(6,633)	55	(840)
Less: Trading losses (gains), net	435	120	998	928	(146)
Less: Gains on available-for-sale securities, net	(251)	(2,561)	(409)	(1,109)	(816)
Pre-tax adjusted earnings	$68,263	$72,441	$69,436	$68,928	$64,067
Calculation of book value per share
Total shareholders’ equity	$1,825,688	$1,804,705	$1,761,300	$1,722,074	$1,687,921
Less: Preferred stock	(176,441)	(176,406)	(176,371)	(176,337)	(176,302)
(J) Total common equity	$1,649,247	$1,628,299	$1,584,929	$1,545,737	$1,511,619
Actual common shares outstanding	37,014	36,862	36,411	36,341	36,289
Add: TEU conversion shares	6,238	6,241	6,133	6,760	6,593
(K) Common shares used for book value calculation	43,252	43,103	42,544	43,101	42,882
Book value per share (J/K)	$38.13	$37.78	$37.25	$35.86	$35.25
Tangible common book value per share (H/K)	$29.74	$29.28	$28.93	$27.69	$27.57
Calculation of return on average common equity
(L) Net income applicable to common shares	29,436	27,473	29,686	22,951	21,964
Total average shareholders' equity	1,818,127	1,786,824	1,736,740	1,695,440	1,564,662
Less: Average preferred stock	(176,422)	(176,383)	(176,349)	(176,314)	(67,852)
(M) Total average common shareholders' equity	1,641,705	1,610,441	1,560,391	1,519,126	1,496,810
Less: Average intangible assets	(365,505)	(356,320)	(352,779)	(335,327)	(327,195)
(N) Total average tangible common shareholders’ equity	1,276,200	1,254,121	1,207,612	1,183,799	1,169,615
Return on average common equity, annualized (L/M)	7.27%	6.79%	7.57%	6.08%	5.90%
Return on average tangible common equity, annualized (L/N)	9.35%	8.71%	9.78%	7.80%	7.55%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	From (1) December 31, 2012	From March 31, 2012
Balance:
Commercial	$2,872,695	$2,914,798	$2,544,456	(6)%	13%
Commercial real-estate	3,990,465	3,864,118	3,585,760	13	11
Home equity	759,218	788,474	840,364	(15)	(10)
Residential real-estate	360,652	367,213	361,327	(7)	—
Premium finance receivables - commercial	1,997,160	1,987,856	1,512,630	2	32
Premium finance receivables - life insurance	1,753,512	1,725,166	1,693,763	7	4
Indirect consumer (2)	69,245	77,333	67,445	(42)	3
Consumer and other	97,365	103,985	111,639	(26)	(13)
Total loans, net of unearned income, excluding covered loans	$11,900,312	$11,828,943	$10,717,384	2%	11%
Covered loans	518,661	560,087	691,220	(30)	(25)
Total loans, net of unearned income	$12,418,973	$12,389,030	$11,408,604	1%	9%
Mix:
Commercial	23%	24%	22%
Commercial real-estate	32	31	32
Home equity	6	6	7
Residential real-estate	3	3	3
Premium finance receivables - commercial	16	16	13
Premium finance receivables - life insurance	14	14	15
Indirect consumer (2)	1	1	1
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	96%	96%	94%
Covered loans	4	4	6
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of March 31, 2013		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$1,569,576	22.9%	$17,717	$—	$18,279
Franchise	194,511	2.8	125	—	1,655
Mortgage warehouse lines of credit	131,970	1.9	—	—	1,288
Community Advantage - homeowner associations	82,763	1.2	—	—	207
Aircraft	14,112	0.2	—	—	74
Asset-based lending	687,255	10.0	531	—	6,307
Municipal	89,508	1.3	—	—	880
Leases	98,030	1.4	—	—	261
Other	127	—	—	—	1
Purchased non-covered commercial loans (1)	4,843	—	—	449	—
Total commercial	$2,872,695	41.7%	$18,373	$449	$28,952
Commercial Real-Estate:
Residential construction	$37,083	0.5%	$3,094	$—	$1,200
Commercial construction	162,358	2.4	1,086	—	2,749
Land	133,578	2.0	17,976	—	5,198
Office	584,684	8.5	3,564	—	5,634
Industrial	595,525	8.7	7,137	—	6,602
Retail	586,801	8.6	7,915	—	5,592
Multi-family	512,785	7.5	2,088	—	12,778
Mixed use and other	1,322,834	19.3	18,947	—	16,655
Purchased non-covered commercial real-estate (1)	54,817	0.8	—	1,866	—
Total commercial real-estate	$3,990,465	58.3%	$61,807	$1,866	$56,408
Total commercial and commercial real-estate	$6,863,160	100.0%	$80,180	$2,315	$85,360

Commercial real-estate - collateral location by state:
Illinois	$3,359,815	84.2%
Wisconsin	334,333	8.4
Total primary markets	$3,694,148	92.6%
Florida	64,999	1.6
Arizona	39,442	1.0
Indiana	53,401	1.3
Other (no individual state greater than 0.5%)	138,475	3.5
Total	$3,990,465	100.0%

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012	From (1) December 31, 2012	From March 31, 2012
Balance:
Non-interest bearing	$2,243,440	$2,396,264	$1,901,753	(26)%	18%
NOW	2,043,227	2,022,957	1,756,313	4	16
Wealth Management deposits (2)	868,119	991,902	933,609	(51)	(7)
Money Market	2,879,636	2,761,498	2,306,726	17	25
Savings	1,258,682	1,275,012	943,066	(5)	33
Time certificates of deposit	4,669,653	4,980,911	4,824,386	(25)	(3)
Total deposits	$13,962,757	$14,428,544	$12,665,853	(13)%	10%
Mix:
Non-interest bearing	16%	17%	15%
NOW	15	14	14
Wealth Management deposits (2)	6	7	7
Money Market	21	19	18
Savings	9	9	8
Time certificates of deposit	33	34	38
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of March 31, 2013

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$146,322	$61,916	$161,566	$817,366	$1,187,170	0.58%
4-6 months	125,277	45,658	—	667,345	838,280	0.79%
7-9 months	4,465	51,234	—	533,132	588,831	0.72%
10-12 months	40,012	46,938	—	584,053	671,003	0.82%
13-18 months	18,370	35,645	—	491,918	545,933	1.02%
19-24 months	95,661	13,554	—	211,650	320,865	1.77%
24+ months	—	23,790	—	493,781	517,571	1.66%
Total	$430,107	$278,735	$161,566	$3,799,245	$4,669,653	0.92%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the first quarter of 2013 compared to the first quarter of 2012 (linked quarters):

	Three months ended March 31, 2013			Three months ended March 31, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,797,310	$10,363	1.50%	$2,756,833	$13,040	1.90%
Other earning assets (2) (3) (7)	24,205	180	3.02	30,499	224	2.96
Loans, net of unearned income (2) (4) (7)	12,252,558	131,740	4.36	10,848,016	128,784	4.77
Covered loans	536,284	10,524	7.96	667,242	14,904	8.98
Total earning assets (7)	$15,610,357	$152,807	3.97%	$14,302,590	$156,952	4.41%
Allowance for loan and covered loan losses	(125,221)			(131,769)
Cash and due from banks	217,345			143,869
Other assets	1,554,362			1,520,660
Total assets	$17,256,843			$15,835,350

Interest-bearing deposits	$11,857,400	$14,504	0.50%	$10,481,822	$18,030	0.69%
Federal Home Loan Bank advances	414,092	2,764	2.71	470,345	3,584	3.06
Notes payable and other borrowings	297,151	1,154	1.57	505,814	3,102	2.47
Secured borrowings - owed to securitization investors	—	—	—	514,923	2,549	1.99
Subordinated notes	15,000	59	1.56	35,000	169	1.91
Junior subordinated notes	249,493	3,119	5.00	249,493	3,157	5.01
Total interest-bearing liabilities	$12,833,136	$21,600	0.68%	$12,257,397	$30,591	1.00%
Non-interest bearing deposits	2,290,725			1,832,627
Other liabilities	314,855			180,664
Equity	1,818,127			1,564,662
Total liabilities and shareholders’ equity	$17,256,843			$15,835,350
Interest rate spread (5) (7)			3.29%			3.41%
Net free funds/contribution (6)	$2,777,221		0.12%	$2,045,193		0.14%
Net interest income/Net interest margin (7)		$131,207	3.41%		$126,361	3.55%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended March 31, 2013 and 2012 were $494,000 and $466,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the first quarter of 2013 compared to the fourth quarter of 2012 (sequential quarters):

	Three months ended March 31, 2013			Three months ended December 31, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,797,310	$10,363	1.50%	$2,949,034	$9,844	1.33%
Other earning assets (2) (3) (7)	24,205	180	3.02	27,482	203	2.95
Loans, net of unearned income (2) (4) (7)	12,252,558	131,740	4.36	12,001,433	134,347	4.45
Covered loans	536,284	10,524	7.96	626,449	12,758	8.10
Total earning assets (7)	$15,610,357	$152,807	3.97%	$15,604,398	$157,152	4.01%
Allowance for loan and covered loan losses	(125,221)			(135,156)
Cash and due from banks	217,345			206,914
Other assets	1,554,362			1,572,494
Total assets	$17,256,843			$17,248,650

Interest-bearing deposits	$11,857,400	$14,504	0.50%	$11,709,058	$16,209	0.55%
Federal Home Loan Bank advances	414,092	2,764	2.71	414,289	2,835	2.72
Notes payable and other borrowings	297,151	1,154	1.57	397,807	1,565	1.57
Secured borrowings - owed to securitization investors	—	—	—	—	—	—
Subordinated notes	15,000	59	1.56	15,000	66	1.72
Junior subordinated notes	249,493	3,119	5.00	249,493	3,192	5.01
Total interest-bearing liabilities	$12,833,136	$21,600	0.68%	$12,785,647	$23,867	0.74%
Non-interest bearing deposits	2,290,725			2,314,935
Other liabilities	314,855			361,244
Equity	1,818,127			1,786,824
Total liabilities and shareholders’equity	$17,256,843			$17,248,650
Interest rate spread (5) (7)			3.29%			3.27%
Net free funds/contribution (6)	$2,777,221		0.12%	$2,818,751		0.13%
Net interest income/Net interest margin (7)		$131,207	3.41%		$133,285	3.40%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended March 31, 2013 was $494,000 and for the three months ended December 31, 2012 was $509,000.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

NON-INTEREST INCOME
For the first quarter of 2013, non-interest income totaled $57.4 million, an increase of $10.4 million, or 22%, compared to the first quarter of 2012. The increase was primarily attributable to higher mortgage banking and wealth management revenues, partially offset by a decrease in fees from covered call options.
The following table presents non-interest income by category for the periods presented:

	Three months ended March 31,		$	%
(Dollars in thousands)	2013	2012	Change	Change
Brokerage	$7,267	$6,322	$945	15
Trust and asset management	7,561	6,079	1,482	24
Total wealth management	14,828	12,401	2,427	20
Mortgage banking	30,145	18,534	11,611	63
Service charges on deposit accounts	4,793	4,208	585	14
Gains on available-for-sale securities, net	251	816	(565)	(69)
Fees from covered call options	1,639	3,123	(1,484)	(48)
Gain on bargain purchases, net	—	840	(840)	(100)
Trading (losses) gains, net	(435)	146	(581)	NM
Other:
Interest rate swap fees	2,270	2,511	(241)	(10)
Bank Owned Life Insurance	846	919	(73)	(8)
Administrative services	738	766	(28)	(4)
Miscellaneous	2,304	2,759	(455)	(16)
Total Other	6,158	6,955	(797)	(11)
Total Non-Interest Income	$57,379	$47,023	$10,356	22
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012 are discussed below.

Wealth management revenue totaled $14.8 million in the first quarter of 2013 compared to $12.4 million in the first quarter of 2012, an increase of 20%. The increase is mostly attributable to additional revenues resulting from the acquisition of a community bank trust operation on March 30, 2012 as well as continued growth within the existing business. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended March 31, 2013, mortgage banking revenue totaled $30.1 million, an increase of $11.6 million when compared to the first quarter of 2012. The increase in mortgage banking revenue in the first quarter of 2013 as compared to the first quarter of 2012 resulted primarily from higher origination volumes due to the continuation of the late 2012 refinance market into 2013 as well as the general improvement in the overall economy (increased housing starts, home sales and median price of homes). Mortgage loan originations were $974.4 million in the first quarter of 2013 as compared to $714.7 million in the prior year quarter. In addition to higher origination volume, improved pricing, secondary market gains and a positive adjustment to the recourse reserve contributed to the current period increase in mortgage banking revenue. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

A summary of mortgage banking components is shown below:

	Three Months Ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Mortgage loans originated and sold	$974,432	$1,178,010	$714,655
Mortgage loans serviced for others	1,016,191	1,005,372	963,514
Fair value of mortgage servicing rights (MSRs)	7,344	6,750	7,201
MSRs as a percentage of loans serviced	0.72%	0.67%	0.75%

Fees from covered call option transactions decreased by $1.5 million in the first quarter of 2013 as compared to the same period in the prior year. Fees from covered call options decreased primarily as a result of fewer option transactions entered in the first quarter of 2013 compared to the first quarter of 2012 resulting in lower premiums received by the Company. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Historically, the Company has effectively entered into these transactions with the goal of enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to increase the total return associated with holding certain investment securities that do not qualify as hedges pursuant to accounting guidance. An illustration of the past effectiveness of this strategy is shown in the Supplemental Financial Information section (see page titled “Net Interest Margin (Including Call Option Income)”).

Other non-interest income for the first quarter of 2013 totaled $6.2 million, a decrease of $797,000 compared to the first quarter of 2012. Miscellaneous income decreased in the first quarter of 2013 compared to the prior year quarter primarily as a result of increased FDIC indemnification asset amortization, primarily related to additional clawback expense related to a covered OREO sale during the quarter.

NON-INTEREST EXPENSE

Non-interest expense for the first quarter of 2013 totaled $120.1 million and increased approximately $2.4 million, or 2%, compared to the first quarter of 2012. The increase was primarily attributable to higher salaries and employee benefit costs and increased equipment, occupancy and data processing expenses, partially offset by a decrease in OREO expenses.
The following table presents non-interest expense by category for the periods presented:

	Three months ended March 31,		$ Change	% Change
(Dollars in thousands)	2013	2012
Salaries and employee benefits:
Salaries	$41,831	$37,933	3,898	10
Commissions and bonus	21,276	16,802	4,474	27
Benefits	14,406	14,295	111	1
Total salaries and employee benefits	77,513	69,030	8,483	12
Equipment	6,184	5,400	784	15
Occupancy, net	8,853	8,062	791	10
Data processing	4,599	3,618	981	27
Advertising and marketing	2,040	2,006	34	2
Professional fees	3,221	3,604	(383)	(11)
Amortization of other intangible assets	1,120	1,049	71	7
FDIC insurance	3,444	3,357	87	3
OREO (income) expense, net	(1,620)	7,178	(8,798)	NM
Other:
Commissions - 3rd party brokers	1,233	1,021	212	21
Postage	1,249	1,423	(174)	(12)
Stationery and supplies	934	919	15	2
Miscellaneous	11,349	11,092	257	2
Total other	14,765	14,455	310	2
Total Non-Interest Expense	$120,119	$117,759	$2,360	2
NM - Not Meaningful

The significant changes in non-interest expense for the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012 are discussed below.

Salaries and employee benefits expense increased $8.5 million, or 12%, in the first quarter of 2013 compared to the first quarter of 2012 primarily as a result of a $4.5 million increase in bonus and commissions primarily attributable to the increase in variable pay based revenue, a $3.9 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows and the Company's long-term incentive program and a $111,000 increase in employee benefits.

Equipment expense totaled $6.2 million for the first quarter of 2013, an increase of $784,000 compared to the first quarter of 2012. The increase is primarily related to additional equipment depreciation as a result of acquisitions as well as increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the first quarter of 2013 was $8.9 million, an increase of $791,000, or 10%, compared to the same period in 2012. The increase is primarily the result of depreciation and maintenance and repairs on owned locations which were obtained in the Company's acquisitions. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses increased $981,000 in the first quarter of 2013 totaling $4.6 million compared to $3.6 million recorded in the first quarter of 2012. The amount of data processing expenses incurred fluctuates based on the overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions. Data processing expenses increased in the current quarter compared to the previous year quarter primarily due to growth in the Company.

OREO income totaled $1.6 million in the first quarter of 2013 compared to OREO expense of $7.2 million recorded in the first quarter of 2012. The OREO income recorded in the current quarter is primarily related to a $3.4 million gain recognized on a covered OREO property sale as well as fewer negative valuation adjustments on properties held in OREO. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expenses in the first quarter of 2013 increased $257,000, or 2%, compared to the same period in the prior year. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

As previously discussed in this release, the accounting and reporting policies of Wintrust conform to GAAP in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. One significant metric that is used by the Company in assessing operating performance is pre-tax adjusted earnings. Pre-tax adjusted earnings is calculated by adjusting income before taxes to exclude the provision for credit losses and certain significant items. Two ratios the Company uses to measure expense management are the efficiency ratio and the net overhead ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains and losses), measures how much it costs to produce one dollar of revenue. The net overhead ratio is calculated by netting total non-interest expense and total non-interest income and dividing by total average assets. In both cases, a lower ratio indicates a higher degree of efficiency. See “Supplemental Financial Measures/Ratios” section earlier in this document for further detail on these non-GAAP measures/ratios.

The efficiency ratio and net overhead ratio are primarily reviewed by the Company based on pre-tax adjusted earnings. The Company believes that these measures provide a more meaningful view of the Company's operating efficiency and expense management. The efficiency ratio, based on pre-tax adjusted earnings, was 63.46% for the first quarter of 2013, compared to 62.17% in the first quarter of 2012. The net overhead ratio, based on pre-tax adjusted earnings, was 1.47% for the first quarter of 2013, compared to 1.57% in the first quarter of 2012.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three months ended March 31,
(Dollars in thousands)	2013	2012
Allowance for loan losses at beginning of period	$107,351	$110,381
Provision for credit losses	15,367	15,154
Other adjustments	(229)	(238)
Reclassification (to)/from allowance for unfunded lending-related commitments	(213)	152
Charge-offs:
Commercial	4,540	3,262
Commercial real estate	3,299	8,229
Home equity	2,397	2,590
Residential real estate	1,728	175
Premium finance receivables - commercial	1,068	837
Premium finance receivables - life insurance	—	13
Indirect consumer	32	51
Consumer and other	97	310
Total charge-offs	13,161	15,467
Recoveries:
Commercial	295	257
Commercial real estate	368	131
Home equity	162	162
Residential real estate	5	2
Premium finance receivables - commercial	285	277
Premium finance receivables - life insurance	9	21
Indirect consumer	15	30
Consumer and other	94	161
Total recoveries	1,233	1,041
Net charge-offs	(11,928)	(14,426)
Allowance for loan losses at period end	$110,348	$111,023
Allowance for unfunded lending-related commitments at period end	15,287	13,078
Allowance for credit losses at period end	$125,635	$124,101
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.61%	0.49%
Commercial real estate	0.30	0.92
Home equity	1.17	1.15
Residential real estate	0.93	0.11
Premium finance receivables - commercial	0.16	0.15
Premium finance receivables - life insurance	—	—
Indirect consumer	0.09	0.13
Consumer and other	0.01	0.49
Total loans, net of unearned income, excluding covered loans	0.39%	0.53%
Net charge-offs as a percentage of the provision for credit losses	77.62%	95.20%
Loans at period-end	$11,900,312	$10,717,384
Allowance for loan losses as a percentage of loans at period end	0.93%	1.04%
Allowance for credit losses as a percentage of loans at period end	1.06%	1.16%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $15.4 million for the first quarter of 2013, $20.7 million for the fourth quarter of 2012 and $15.2 million for the first quarter of 2012. For the quarter ended March 31, 2013, net charge-offs, excluding covered loans, totaled $11.9 million compared to $25.1 million in the fourth quarter of 2012 and $14.4 million recorded in the first quarter of 2012. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.39% in the first quarter of 2013, 0.83% in the fourth quarter of 2012 and 0.53% in the first quarter of 2012. The lower level of the allowance for credit losses in 2013, reflect the improvements in credit quality metrics compared to 2012.
Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The tables below summarizes the calculation of allowance for loan losses for the Company’s core loan portfolio and niche and purchased loan portfolio as of March 31, 2013 and December 31, 2012.

	As of March 31, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,555,054	$18,229	1.17%
Asset-based lending (1)	684,327	6,307	0.92
Municipal	89,508	880	0.98
Leases (1)	97,337	261	0.27
Other (1)	127	1	0.79
Commercial real-estate:
Residential construction	36,669	1,200	3.27
Commercial construction (1)	161,828	2,749	1.70
Land	132,166	5,198	3.93
Office (1)	564,713	5,634	1.00
Industrial (1)	589,467	6,602	1.12
Retail (1)	572,559	5,592	0.98
Multi-family (1)	475,743	12,778	2.69
Mixed use and other (1)	1,261,710	16,239	1.29
Home equity (1)	745,970	12,102	1.62
Residential real-estate (1)	354,699	5,133	1.45
Total core loan portfolio	$7,321,877	$98,905	1.35%
Commercial:
Franchise	$194,511	$1,655	0.85%
Mortgage warehouse lines of credit	131,970	1,288	0.98
Community Advantage - homeowner associations	82,763	207	0.25
Aircraft	14,112	74	0.52
Purchased non-covered commercial loans (2)	22,986	50	0.22
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	195,610	416	0.21
Purchased non-covered home equity (2)	13,248	20	0.15
Purchased non-covered residential real-estate (2)	5,953	7	0.12
Premium finance receivables
U.S. commercial insurance loans	1,755,064	5,402	0.31
Canada commercial insurance loans (2)	242,096	167	0.07
Life insurance loans (1)	1,253,781	502	0.04
Purchased life insurance loans (2)	499,731	—	—
Indirect consumer	69,245	277	0.40
Consumer and other (1)	91,322	1,369	1.50
Purchased non-covered consumer and other (2)	6,043	9	0.15
Total niche and purchased loan portfolio	$4,578,435	$11,443	0.25%
Total loans, net of unearned income, excluding covered loans	$11,900,312	$110,348	0.93%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of December 31, 2012
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,616,045	$17,040	1.05%
Asset-based lending (1)	571,009	5,066	0.89
Municipal	91,824	1,041	1.13
Leases	89,674	248	0.28
Other	16,246	137	0.84
Commercial real-estate:
Residential construction	40,401	1,301	3.22
Commercial construction (1)	169,922	3,194	1.88
Land	134,197	4,829	3.60
Office (1)	557,520	5,446	0.98
Industrial (1)	571,455	5,516	0.97
Retail (1)	562,480	5,292	0.94
Multi-family (1)	392,289	10,644	2.71
Mixed use and other (1)	1,232,592	15,913	1.29
Home equity (1)	773,525	12,734	1.65
Residential real-estate (1)	361,089	5,560	1.54
Total core loan portfolio	$7,180,268	$93,961	1.31%
Commercial:
Franchise	$196,395	$2,880	1.47%
Mortgage warehouse lines of credit	215,076	2,134	0.99
Community Advantage - homeowner associations	81,496	204	0.25
Aircraft	17,364	44	0.25
Purchased non-covered commercial loans (2)	19,669	—	—
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	203,262	—	—
Purchased non-covered home equity (2)	14,949	—	—
Purchased non-covered residential real-estate (2)	6,124	—	—
Premium finance receivables
U.S. commercial insurance loans	1,737,613	5,402	0.31
Canada commercial insurance loans (2)	250,243	128	0.05
Life insurance loans (1)	1,188,134	566	0.05
Purchased life insurance loans (2)	537,032	—	—
Indirect consumer	77,333	267	0.35
Consumer and other (1)	97,731	1,639	1.68
Purchased non-covered consumer and other (2)	6,254	126	2.01
Total niche and purchased loan portfolio	$4,648,675	$13,390	0.29%
Total loans, net of unearned income, excluding covered loans	$11,828,943	$107,351	0.91%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and niche loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the niche loan portfolio was shown on the previous pages as of March 31, 2013 and December 31, 2012. The allowance for loan losses to core loans was 1.35% compared to 0.25% for niche loans and 0.93% for the entire loan portfolio as of March 31, 2013. As of December 31, 2012, the allowance for loan losses to core loans was 1.31% compared to 0.29% for niche loans and 0.91% for the entire loan portfolio.
The increase in the total allowance for loan losses to total loans, and the increase in the allowance for loan losses to core loans in the first quarter of 2013 compared to the fourth quarter of 2012 was attributable to a $2.3 million increase in ASC 310 reserves (specific reserves on impaired loans) on the core portfolio.
ASC 450 reserve (general reserves) as a percentage of core loans was 1.19% at March 31, 2013 and 1.17% at December 31, 2012. This increase was attributable to a slight increase in the ASC 450 reserve factors, which are driven by historical charge-offs.

The table below shows the aging of the Company’s loan portfolio, excluding covered loans, at March 31, 2013:

		90+ days	60-89	30-59
As of March 31, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$17,717	$—	$1,150	$16,710	$1,533,999	$1,569,576
Franchise	125	—	—	76	194,310	194,511
Mortgage warehouse lines of credit	—	—	—	—	131,970	131,970
Community Advantage - homeowners association	—	—	—	—	82,763	82,763
Aircraft	—	—	—	—	14,112	14,112
Asset-based lending	531	—	483	5,518	680,723	687,255
Municipal	—	—	—	—	89,508	89,508
Leases	—	—	—	844	97,186	98,030
Other	—	—	—	—	127	127
Purchased non-covered commercial (1)	—	449	—	—	4,394	4,843
Total commercial	18,373	449	1,633	23,148	2,829,092	2,872,695
Commercial real-estate
Residential construction	3,094	—	945	—	33,044	37,083
Commercial construction	1,086	—	9,521	—	151,751	162,358
Land	17,976	—	—	11,563	104,039	133,578
Office	3,564	—	8,990	4,797	567,333	584,684
Industrial	7,137	—	—	986	587,402	595,525
Retail	7,915	—	6,970	5,953	565,963	586,801
Multi-family	2,088	—	1,036	4,315	505,346	512,785
Mixed use and other	18,947	—	1,573	13,560	1,288,754	1,322,834
Purchased non-covered commercial real-estate (1)	—	1,866	251	3,333	49,367	54,817
Total commercial real-estate	61,807	1,866	29,286	44,507	3,852,999	3,990,465
Home equity	14,891	—	1,370	4,324	738,633	759,218
Residential real estate	9,606	—	782	8,680	340,751	359,819
Purchased non-covered residential real estate (1)	—	—	198	—	635	833
Premium finance receivables
Commercial insurance loans	12,068	7,677	4,647	19,323	1,953,445	1,997,160
Life insurance loans	20	2,256	—	1,340	1,250,165	1,253,781
Purchased life insurance loans (1)	—	—	—	—	499,731	499,731
Indirect consumer	95	145	127	221	68,657	69,245
Consumer and other	1,695	—	160	493	92,379	94,727
Purchased non-covered consumer and other (1)	—	—	—	20	2,618	2,638
Total loans, net of unearned income, excluding covered loans	$118,555	$12,393	$38,203	$102,056	$11,629,105	$11,900,312
Covered loans	1,820	115,482	1,454	12,268	387,637	518,661
Total loans, net of unearned income	$120,375	$127,875	$39,657	$114,324	$12,016,742	$12,418,973

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	1.1%	—%	0.1%	1.1%	97.7%	100.0%
Franchise	0.1	—	—	—	99.9	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.1	—	0.1	0.8	99.0	100.0
Municipal	—	—	—	—	100.0	100.0
Leases	—	—	—	0.9	99.1	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial(1)	—	9.3	—	—	90.7	100.0
Total commercial	0.6	—	0.1	0.8	98.5	100.0
Commercial real-estate
Residential construction	8.3	—	2.6	—	89.1	100.0
Commercial construction	0.7	—	5.9	—	93.4	100.0
Land	13.5	—	—	8.7	77.8	100.0
Office	0.6	—	1.5	0.8	97.1	100.0
Industrial	1.2	—	—	0.2	98.6	100.0
Retail	1.4	—	1.2	1.0	96.4	100.0
Multi-family	0.4	—	0.2	0.8	98.6	100.0
Mixed use and other	1.4	—	0.1	1.0	97.5	100.0
Purchased non-covered commercial real-estate (1)	—	3.4	0.5	6.1	90.0	100.0
Total commercial real-estate	1.6	0.1	0.7	1.1	96.5	100.0
Home equity	2.0	—	0.2	0.6	97.2	100.0
Residential real estate	2.7	—	0.2	2.4	94.7	100.0
Purchased non-covered residential real estate(1)	—	—	23.8	—	76.2	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.4	0.2	1.0	97.8	100.0
Life insurance loans	—	0.2	—	0.1	99.7	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.2	0.2	0.3	99.2	100.0
Consumer and other	1.8	—	0.2	0.5	97.5	100.0
Purchased non-covered consumer and other(1)	—	—	—	0.8	99.2	100.0
Total loans, net of unearned income, excluding covered loans	1.0%	0.1%	0.3%	0.9%	97.7%	100.0%
Covered loans	0.4	22.3	0.3	2.4	74.6	100.0
Total loans, net of unearned income	1.0%	1.0%	0.3%	0.9%	96.8%	100.0%
As of March 31, 2013, $38.2 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $102.1 million, or 0.9%, were 30 to 59 days (or one payment) past due. As of December 31, 2012, $42.9 million of all loans, excluding covered loans, or 0.4%, were 60 to 89 days past due and $97.5 million, or 0.8%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at March 31, 2013 that are current with regard to the contractual terms of the loan agreement represent 97.2% of the total home equity portfolio. Residential real estate loans at March 31, 2013 that are current with regards to the contractual terms of the loan agreements comprise 94.7% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio, excluding covered loans, at December 31, 2012:

		90+ days	60-89	30-59
As of December 31, 2012		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$19,409	$—	$5,520	$15,410	$1,587,864	$1,628,203
Franchise	1,792	—	—	—	194,603	196,395
Mortgage warehouse lines of credit	—	—	—	—	215,076	215,076
Community Advantage - homeowners association	—	—	—	—	81,496	81,496
Aircraft	—	—	148	—	17,216	17,364
Asset-based lending	536	—	1,126	6,622	564,154	572,438
Municipal	—	—	—	—	91,824	91,824
Leases	—	—	—	896	89,547	90,443
Other	—	—	—	—	16,549	16,549
Purchased non-covered commercial(1)	—	496	432	7	4,075	5,010
Total commercial	21,737	496	7,226	22,935	2,862,404	2,914,798
Commercial real-estate
Residential construction	3,110	—	4	41	37,246	40,401
Commercial construction	2,159	—	885	386	167,525	170,955
Land	11,299	—	632	9,014	113,252	134,197
Office	4,196	—	1,889	3,280	560,346	569,711
Industrial	2,089	—	6,042	4,512	565,294	577,937
Retail	7,792	—	1,372	998	558,734	568,896
Multi-family	2,586	—	3,949	1,040	389,116	396,691
Mixed use and other	16,742	—	6,660	13,349	1,312,503	1,349,254
Purchased non-covered commercial real-estate (1)	—	749	2,663	2,508	50,156	56,076
Total commercial real-estate	49,973	749	24,096	35,128	3,754,172	3,864,118
Home equity	13,423	100	1,592	5,043	768,316	788,474
Residential real estate	11,728	—	2,763	8,250	343,616	366,357
Purchased non-covered residential real estate (1)	—	—	200	—	656	856
Premium finance receivables
Commercial insurance loans	9,302	10,008	6,729	19,597	1,942,220	1,987,856
Life insurance loans	25	—	—	5,531	1,205,151	1,210,707
Purchased life insurance loans (1)	—	—	—	—	514,459	514,459
Indirect consumer	55	189	51	442	76,596	77,333
Consumer and other	1,511	32	167	433	99,010	101,153
Purchased non-covered consumer and other (1)	—	66	32	101	2,633	2,832
Total loans, net of unearned income, excluding covered loans	$107,754	$11,640	$42,856	$97,460	$11,569,233	$11,828,943
Covered loans	1,988	122,350	16,108	7,999	411,642	560,087
Total loans, net of unearned income	$109,742	$133,990	$58,964	$105,459	$11,980,875	$12,389,030

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	1.2%	—%	0.3%	1.0%	97.5%	100.0%
Franchise	0.9	—	—	—	99.1	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	0.9	—	99.1	100.0
Asset-based lending	0.1	—	0.2	1.2	98.5	100.0
Municipal	—	—	—	—	100.0	100.0
Leases	—	—	—	1.0	99.0	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial(1)	—	9.9	8.6	0.1	81.4	100.0
Total commercial	0.8	—	0.3	0.8	98.1	100.0
Commercial real-estate
Residential construction	7.7	—	—	0.1	92.2	100.0
Commercial construction	1.3	—	0.5	0.2	98.0	100.0
Land	8.4	—	0.5	6.7	84.4	100.0
Office	0.7	—	0.3	0.6	98.4	100.0
Industrial	0.4	—	1.1	0.8	97.7	100.0
Retail	1.4	—	0.2	0.2	98.2	100.0
Multi-family	0.7	—	1.0	0.3	98.0	100.0
Mixed use and other	1.2	—	0.5	1.0	97.3	100.0
Purchased non-covered commercial real-estate (1)	—	1.3	4.8	4.5	89.4	100.0
Total commercial real-estate	1.3	—	0.6	0.9	97.2	100.0
Home equity	1.7	—	0.2	0.6	97.5	100.0
Residential real estate	3.2	—	0.8	2.3	93.7	100.0
Purchased non-covered residential real estate (1)	—	—	23.4	—	76.6	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.5	0.3	1.0	97.7	100.0
Life insurance loans	—	—	—	0.5	99.5	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.2	0.1	0.6	99.0	100.0
Consumer and other	1.5	—	0.2	0.4	97.9	100.0
Purchased non-covered consumer and other (1)	—	2.3	1.1	3.6	93.0	100.0
Total loans, net of unearned income, excluding covered loans	0.9%	0.1%	0.4%	0.8%	97.8%	100.0%
Covered loans	0.4	21.8	2.9	1.4	73.5	100.0
Total loans, net of unearned income	0.9%	1.1%	0.5%	0.9%	96.6%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets, excluding covered assets and purchased non-covered loans acquired with evidence of credit quality deterioration since origination, at the dates indicated.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2013	2012	2012
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—
Commercial real-estate	—	—	73
Home equity	—	100	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	7,677	10,008	4,619
Premium finance receivables - life insurance	2,256	—	—
Indirect consumer	145	189	257
Consumer and other	—	32	—
Total loans past due greater than 90 days and still accruing	10,078	10,329	4,949
Non-accrual loans:
Commercial	18,373	21,737	19,835
Commercial real-estate	61,807	49,973	62,704
Home equity	14,891	13,423	12,881
Residential real-estate	9,606	11,728	5,329
Premium finance receivables - commercial	12,068	9,302	7,650
Premium finance receivables - life insurance	20	25	—
Indirect consumer	95	55	152
Consumer and other	1,695	1,511	121
Total non-accrual loans	118,555	107,754	108,672
Total non-performing loans:
Commercial	18,373	21,737	19,835
Commercial real-estate	61,807	49,973	62,777
Home equity	14,891	13,523	12,881
Residential real-estate	9,606	11,728	5,329
Premium finance receivables - commercial	19,745	19,310	12,269
Premium finance receivables - life insurance	2,276	25	—
Indirect consumer	240	244	409
Consumer and other	1,695	1,543	121
Total non-performing loans	$128,633	$118,083	$113,621
Other real estate owned	50,593	56,174	69,575
Other real estate owned - obtained in acquisition	5,584	6,717	6,661
Other repossessed assets	4,315	—	—
Total non-performing assets	$189,125	$180,974	$189,857
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.64%	0.75%	0.78%
Commercial real-estate	1.55	1.29	1.75
Home equity	1.96	1.72	1.53
Residential real-estate	2.66	3.19	1.47
Premium finance receivables - commercial	0.99	0.97	0.81
Premium finance receivables - life insurance	0.13	—	—
Indirect consumer	0.35	0.32	0.61
Consumer and other	1.74	1.48	0.11
Total loans, net of unearned income	1.08%	1.00%	1.06%
Total non-performing assets as a percentage of total assets	1.11%	1.03%	1.17%
Allowance for loan losses as a percentage of total non-performing loans	85.79%	90.91%	97.71%

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $18.4 million as of March 31, 2013 compared to $21.7 million as of December 31, 2012 and $19.8 million as of March 31, 2012. Commercial real estate non-performing loans totaled $61.8 million as of March 31, 2013 compared to $50.0 million as of December 31, 2012 and $62.8 million as of March 31, 2012.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected to occur upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $24.5 million as of March 31, 2013. The balance decreased $754,000 from December 31, 2012 and increased $6.3 million from March 31, 2012. The March 31, 2013 non-performing balance is comprised of $9.6 million of residential real estate (50 individual credits) and $14.9 million of home equity loans (53 individual credits). On average, this is approximately 7 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of March 31, 2013 and 2012, and the amount of net charge-offs for the quarters then ended.

	March 31,	March 31,
(Dollars in thousands)	2013	2012
Non-performing premium finance receivables - commercial	$19,745	$12,269
- as a percent of premium finance receivables - commercial outstanding	0.99%	0.81%
Net charge-offs of premium finance receivables - commercial	$783	$560
- annualized as a percent of average premium finance receivables - commercial	0.16%	0.15%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the three month periods ending March 31, 2013 and 2012:

	Three Months Ended
	March 31,	March 31,
(Dollars in thousands)	2013	2012
Balance at beginning of period	$118,083	$120,084
Additions, net	28,030	17,867
Return to performing status	—	(922)
Payments received	(4,121)	(4,640)
Transfer to OREO and other repossessed assets	(6,890)	(6,601)
Charge-offs	(9,148)	(11,307)
Net change for niche loans (1)	2,679	(860)
Balance at end of period	$128,633	$113,621

(1)	This includes activity for premium finance receivables and indirect consumer loans.
Restructured Loans
The table below presents a summary of restructured loans for the respective period, presented by loan category and accrual status:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2013	2012	2012
Accruing:
Commercial	$9,073	$11,871	$9,324
Commercial real estate	83,396	89,906	134,516
Residential real estate and other	4,653	4,342	7,176
Total accrual	$97,122	$106,119	$151,016
Non-accrual: (1)
Commercial	$2,764	$6,124	$1,465
Commercial real estate	14,907	12,509	11,805
Residential real estate and other	1,552	1,721	760
Total non-accrual	$19,223	$20,354	$14,030
Total restructured loans:
Commercial	$11,837	$17,995	$10,789
Commercial real estate	98,303	102,415	146,321
Residential real estate and other	6,205	6,063	7,936
Total restructured loans	$116,345	$126,473	$165,046
Weighted-average contractual interest rate of restructured loans	4.14%	4.11%	4.12%

(1)	Included in total non-performing loans.
At March 31, 2013, the Company had $116.3 million in loans with modified terms representing 167 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $126.5 million representing 165 credits at December 31, 2012 and $165.0 million representing 182 credits at March 31, 2012.

The table below presents a summary of restructured loans as of March 31, 2013 and March 31, 2012, and shows the changes in the balance during the periods presented:
Three Months Ended March 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	1,192	377	2,277
Reductions:
Charge-offs	(2,142)	(1,372)	(17)	(3,531)
Transferred to OREO and other repossessed assets	(3,800)	(167)	(103)	(4,070)
Removal of restructured loan status (1)	(609)	—	—	(609)
Payments received	(315)	(3,765)	(115)	(4,195)
Balance at period end	$11,837	$98,303	$6,205	$116,345
Three Months Ended March 31, 2012

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$10,834	$112,796	$6,888	$130,518
Additions during the period	118	38,519	1,060	39,697
Reductions:
Charge-offs	—	(1,342)	—	(1,342)
Transferred to OREO and other repossessed assets	—	(2,129)	—	(2,129)
Removal of restructured loan status (1)	—	(463)	—	(463)
Payments received	(163)	(1,060)	(12)	(1,235)
Balance at period end	$10,789	$146,321	$7,936	$165,046

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer or the director’s loan committee. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for troubled debt restructuring (“TDR”) classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan where the credit risk rating is five or better both before and after such modification are not reviewed for TDR status. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan.
Each restructured loan was reviewed for impairment at March 31, 2013 and approximately $2.6 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of March 31, 2013 and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2013	2012	2012
Balance at beginning of period	$62,891	$67,377	$86,523
Disposals/resolved	(7,498)	(12,516)	(11,681)
Transfers in at fair value, less costs to sell	2,128	8,030	6,876
Additions from acquisition	—	2,923	—
Fair value adjustments	(1,344)	(2,923)	(5,482)
Balance at end of period	$56,177	$62,891	$76,236

	Period End
	March 31,	December 31,	March 31,
Balance by Property Type	2013	2012	2012
Residential real estate	$7,312	$9,077	$6,647
Residential real estate development	10,133	12,144	14,764
Commercial real estate	38,732	41,670	54,825
Total	$56,177	$62,891	$76,236

Other Repossessed Assets

At March 31, 2013, the Company had $4.3 million of other repossessed assets. This balance consists primarily of an airplane, which was repossessed during the first quarter of 2013 at a fair value of $3.8 million. Repossessed assets also includes miscellaneous other assets.

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2013	2012	2012
Period End Balances:
Loans	$518,661	$560,087	$691,220
Other real estate owned	72,240	82,908	40,851
Other assets	681	1,097	—
FDIC Indemnification asset	170,696	208,160	263,212
Total covered assets	$762,278	$852,252	$995,283
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$13,454	$21,926	$12,977
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	1,600	(5,634)	11,229
Benefit attributable to FDIC loss share agreements	(1,280)	4,508	(8,983)
Net provision for covered loan losses	320	(1,126)	2,246
Increase (decrease) in FDIC indemnification asset	1,280	(4,508)	8,983
Loans charged-off	(2,791)	(2,869)	(6,523)
Recoveries of loans charged-off	9	31	52
Net charge-offs	(2,782)	(2,838)	(6,471)
Balance at end of quarter	$12,272	$13,454	$17,735

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$143,224	$13,055	$173,120	$18,861
Acquisitions	(78)	—	2,288	—
Accretable yield amortized to interest income	(9,577)	(2,019)	(14,892)	(3,737)
Accretable yield amortized to indemnification asset(1)	(8,706)	—	(21,377)	—
Reclassification from non-accretable difference(2)	5,412	—	41,601	—
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(8,550)	182	1,482	724
Accretable yield, ending balance (3)	$121,725	$11,218	$182,222	$15,848

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of March 31, 2013, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $42.9 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Items Impacting Comparative Financial Results: Acquisitions
Acquisitions - completed in the past twelve months
On December 12, 2012, the Company completed its acquisition of HPK Financial Corporation (“HPK”).  HPK was the parent company of Hyde Park Bank & Trust Company, an Illinois state bank, (“Hyde Park Bank”), which operated two banking locations in the Hyde Park neighborhood of Chicago, Illinois.  As part of the transaction, Hyde Park Bank merged into the Company's wholly-owned subsidiary bank, Beverly Bank & Trust Company, N.A. (“Beverly Bank”), and the two acquired banking locations are operating as branches of Beverly Bank under the brand name Hyde Park Bank. HPK had approximately $358 million in assets and $243 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $12.6 million on the acquisition.

On September 28, 2012, the Company's wholly-owned subsidiary bank Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), acquired certain assets and liabilities and the banking operations of First United Bank of Crete, Illinois ("First United Bank") in an FDIC-assisted transaction. First United Bank operated four locations in Illinois; one in Crete, two in Frankfort and one in Steger, as well as one location in St. John, Indiana which was subsequently closed.

On July 20, 2012, the Company's wholly-owned subsidiary bank, Hinsdale Bank and Trust Company (“Hinsdale Bank”), assumed the deposits and banking operations of Second Federal Savings and Loan Association of Chicago ("Second Federal") in an FDIC-assisted transaction. Second Federal operated three locations in Illinois; two in Chicago (Brighton Park and Little Village neighborhoods) and one in Cicero. The Company subsequently divested the deposits and banking operations of Second Federal. See "Divestiture of Previous FDIC-Assisted Acquisition" on page 40 for more information.

On June 8, 2012, the Company's wholly-owned subsidiary bank Lake Forest Bank and Trust Company (“Lake Forest Bank”), completed its acquisition of Macquarie Premium Funding Inc., the Canadian insurance premium funding business of Macquarie Group. Through this transaction, Lake Forest Bank acquired approximately $213 million of gross premium finance receivables outstanding. The Company recorded goodwill of approximately $22 million on the acquisition.

On April 13, 2012, the Company's wholly-owned subsidiary bank, Old Plank Trail Bank, completed its acquisition of a branch of Suburban Bank & Trust Company (“Suburban”) located in Orland Park, Illinois. Through this transaction, Old Plank Trail Bank acquired approximately $52 million of deposits and $3 million of loans. The Company recorded goodwill of $1.5 million on the branch acquisition.

On March 30, 2012, the Company's wholly-owned subsidiary bank, The Chicago Trust Company, N.A. (“CTC”), completed its acquisition of the trust operations of Suburban. Through this transaction, CTC acquired trust accounts having assets under administration of approximately $160 million, in addition to land trust accounts and various other assets. The Company recorded goodwill of $1.8 million on the acquisition.

On February 10, 2012, the Company's wholly-owned subsidiary, Barrington Bank and Trust Company, N.A. (“Barrington”), acquired certain assets and liabilities and the banking operations of Charter National Bank and Trust (“Charter National”) in an FDIC-assisted transaction. Charter National operated two locations: one in Hoffman Estates and one in Hanover Park.
Summary of FDIC-assisted transactions in the past twelve months
•    Old Plank Trail Bank assumed approximately $316 million of the outstanding deposits and approximately $310 million of assets of First United Bank on September 28, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $6.7 million was recognized on this transaction.

•    Hinsdale Bank assumed approximately $169 million of the outstanding deposits and approximately $10 million of assets of Second Federal on July 20, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $43,000 was recognized on this transaction.

•    Barrington assumed approximately $89 million of the outstanding deposits and approximately $94 million of assets of Charter National on February 10, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $785,000 was recognized on this transaction.

Loans comprise the majority of the assets acquired in the FDIC-assisted transactions and are subject to loss sharing agreements with the FDIC where the FDIC has agreed to reimburse the Company for 80% of losses incurred on the purchased loans. Additionally, the loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect to such assets in the loss share agreements. We refer to the loans subject to these loss-sharing agreements as “covered loans.” We use the term “covered assets” to refer to the total of covered loans, covered OREO and certain other covered assets. The agreements with the FDIC require that the Company follow certain servicing procedures or risk losing FDIC reimbursement of losses related to covered assets.
Announced Acquisitions
On January 22, 2013, the Company entered into a definitive agreement to acquire First Lansing Bancorp, Inc. (“FLB”). FLB is the parent company of First National Bank of Illinois, which operates seven banking locations in the south and southwest suburbs of Chicago, Illinois and one location in northwest Indiana. Through this transaction, subject to final adjustments, the Company will acquire approximately $370 million in assets and assume approximately $325 million in deposits. The Company expects that this acquisition will be completed in the second quarter of 2013.
Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to Self-Help Federal Credit Union. Through this transaction, the Company divested approximately $149 million of related deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Lake Bluff, Lake Villa, Lindenhurst, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Skokie, Spring Grove, Steger, Vernon Hills, Wauconda, Western Springs, Willowbrook, Winnetka and Wood Dale and in Delafield, Elm Grove, Madison, Menomenee Falls and Wales, Wisconsin.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	Advanced Investment Partners, LLC is an investment management firm specializing in the active management of domestic equity investment strategies.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2012 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss- sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the possibility that certain European Union member states will default on their debt obligations, which may affect the Company’s liquidity, financial conditions and results of operations;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	changes in capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 9:00 a.m. (CT) Thursday, April 18, 2013 regarding first quarter 2013 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #34690958. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2013 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Selected Financial Condition Data (at end of period):
Total assets	$17,074,247	$17,519,613	$17,018,592	$16,576,282	$16,172,018
Total loans, excluding covered loans	11,900,312	11,828,943	11,489,900	11,202,842	10,717,384
Total deposits	13,962,757	14,428,544	13,847,965	13,057,581	12,665,853
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total shareholders’ equity	1,825,688	1,804,705	1,761,300	1,722,074	1,687,921
Selected Statements of Income Data:
Net interest income	130,713	132,776	132,575	128,270	125,895
Net revenue (1)	188,092	197,965	195,520	179,205	172,918
Pre-tax adjusted earnings (2)	68,263	72,441	69,436	68,928	64,067
Net income	32,052	30,089	32,302	25,595	23,210
Net income per common share – Basic	$0.80	$0.75	$0.82	$0.63	$0.61
Net income per common share – Diluted	$0.65	$0.61	$0.66	$0.52	$0.50
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.41%	3.40%	3.50%	3.51%	3.55%
Non-interest income to average assets	1.35%	1.50%	1.50%	1.26%	1.19%
Non-interest expense to average assets	2.82%	2.99%	2.97%	2.89%	2.99%
Net overhead ratio (2) (3)	1.47%	1.48%	1.47%	1.63%	1.80%
Net overhead ratio - pre-tax adjusted earnings (2) (3)	1.47%	1.39%	1.50%	1.46%	1.57%
Efficiency ratio - FTE (2) (4)	63.78%	66.13%	63.67%	65.63%	68.24%
Efficiency ratio - pre-tax adjusted earnings (2) (4)	63.46%	62.62%	63.31%	61.35%	62.17%
Return on average assets	0.75%	0.69%	0.77%	0.63%	0.59%
Return on average common equity	7.27%	6.79%	7.57%	6.08%	5.90%
Return on average tangible common equity	9.35%	8.71%	9.78%	7.80%	7.55%
Average total assets	$17,256,843	$17,248,650	$16,705,429	$16,319,207	$15,835,350
Average total shareholders’ equity	1,818,127	1,786,824	1,736,740	1,695,440	1,564,662
Average loans to average deposits ratio	86.6%	85.6%	89.3%	88.2%	88.1%
Average loans to average deposits ratio (including covered loans)	90.4	90.0	93.8	93.4	93.5
Common Share Data at end of period:
Market price per common share	$37.04	$36.70	$37.57	$35.50	$35.79
Book value per common share (2)	$38.13	$37.78	$37.25	$35.86	$35.25
Tangible common book value per share (2)	$29.74	$29.28	$28.93	$27.69	$27.57
Common shares outstanding	37,013,707	36,861,956	36,411,382	36,340,843	36,289,380
Other Data at end of period:(8)
Leverage Ratio(5)	10.2%	10.0%	10.2%	10.2%	10.5%
Tier 1 Capital to risk-weighted assets (5)	12.3%	12.1%	12.2%	12.2%	12.7%
Total capital to risk-weighted assets (5)	13.4%	13.1%	13.3%	13.4%	13.9%
Tangible common equity ratio (TCE) (2) (7)	7.7%	7.4%	7.4%	7.4%	7.5%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.8%	8.4%	8.4%	8.4%	8.6%
Allowance for credit losses (6)	$125,635	$121,988	$124,914	$124,823	$124,101
Non-performing loans	128,633	118,083	117,891	120,920	113,621
Allowance for credit losses to total loans (6)	1.06%	1.03%	1.09%	1.11%	1.16%
Non-performing loans to total loans	1.08%	1.00%	1.03%	1.08%	1.06%
Number of:
Bank subsidiaries	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	7
Banking offices	108	111	109	100	98

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2013	2012	2012	2012	2012
Assets
Cash and due from banks	$199,575	$284,731	$186,752	$176,529	$146,014
Federal funds sold and securities purchased under resale agreements	13,626	30,297	26,062	15,227	14,588
Interest-bearing deposits with other banks	685,302	1,035,743	934,430	1,117,888	900,755
Available-for-sale securities, at fair value	1,870,831	1,796,076	1,256,768	1,196,702	1,869,344
Trading account securities	1,036	583	635	608	1,140
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	76,601	79,564	80,687	92,792	88,216
Brokerage customer receivables	25,614	24,864	30,633	31,448	31,085
Mortgage loans held-for-sale, at fair value	370,570	385,033	548,300	511,566	339,600
Mortgage loans held-for-sale, at lower of cost or market	10,352	27,167	21,685	14,538	10,728
Loans, net of unearned income, excluding covered loans	11,900,312	11,828,943	11,489,900	11,202,842	10,717,384
Covered loans	518,661	560,087	657,525	614,062	691,220
Total loans	12,418,973	12,389,030	12,147,425	11,816,904	11,408,604
Less: Allowance for loan losses	110,348	107,351	112,287	111,920	111,023
Less: Allowance for covered loan losses	12,272	13,454	21,926	20,560	17,735
Net loans	12,296,353	12,268,225	12,013,212	11,684,424	11,279,846
Premises and equipment, net	504,803	501,205	461,905	449,608	434,700
FDIC indemnification asset	170,696	208,160	238,305	222,568	263,212
Accrued interest receivable and other assets	485,746	511,617	557,884	710,275	463,394
Trade date securities receivable	—	—	307,295	—	—
Goodwill	343,632	345,401	331,634	330,896	307,295
Other intangible assets	19,510	20,947	22,405	21,213	22,101
Total assets	$17,074,247	$17,519,613	$17,018,592	$16,576,282	$16,172,018
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,243,440	$2,396,264	$2,162,215	$2,047,715	$1,901,753
Interest bearing	11,719,317	12,032,280	11,685,750	11,009,866	10,764,100
Total deposits	13,962,757	14,428,544	13,847,965	13,057,581	12,665,853
Notes payable	31,911	2,093	2,275	2,457	52,639
Federal Home Loan Bank advances	414,032	414,122	414,211	564,301	466,391
Other borrowings	256,244	274,411	377,229	375,523	411,037
Secured borrowings - owed to securitization investors	—	—	—	360,825	428,000
Subordinated notes	15,000	15,000	15,000	15,000	35,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	1,250	—	412	19,025	—
Accrued interest payable and other liabilities	317,872	331,245	350,707	210,003	175,684
Total liabilities	15,248,559	15,714,908	15,257,292	14,854,208	14,484,097
Shareholders’ Equity:
Preferred stock	176,441	176,406	176,371	176,337	176,302
Common stock	37,272	37,108	36,647	36,573	36,522
Surplus	1,040,098	1,036,295	1,018,417	1,013,428	1,008,326
Treasury stock	(8,187)	(7,838)	(7,490)	(7,374)	(6,559)
Retained earnings	581,131	555,023	527,550	501,139	478,160
Accumulated other comprehensive (loss) income	(1,067)	7,711	9,805	1,971	(4,830)
Total shareholders’ equity	1,825,688	1,804,705	1,761,300	1,722,074	1,687,921
Total liabilities and shareholders’ equity	$17,074,247	$17,519,613	$17,018,592	$16,576,282	$16,172,018

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2013	2012	2012	2012	2012
Interest income
Interest and fees on loans	$142,114	$146,946	$149,271	$144,100	$143,555
Interest bearing deposits with banks	569	739	362	203	248
Federal funds sold and securities purchased under resale agreements	15	13	7	6	12
Securities	8,752	8,086	7,691	10,510	11,847
Trading account securities	5	6	3	10	9
Federal Home Loan Bank and Federal Reserve Bank stock	684	656	649	641	604
Brokerage customer receivables	174	197	218	221	211
Total interest income	152,313	156,643	158,201	155,691	156,486
Interest expense
Interest on deposits	14,504	16,208	16,794	17,273	18,030
Interest on Federal Home Loan Bank advances	2,764	2,835	2,817	2,867	3,584
Interest on notes payable and other borrowings	1,154	1,566	2,024	2,274	3,102
Interest on secured borrowings - owed to securitization investors	—	—	795	1,743	2,549
Interest on subordinated notes	59	66	67	126	169
Interest on junior subordinated debentures	3,119	3,192	3,129	3,138	3,157
Total interest expense	21,600	23,867	25,626	27,421	30,591
Net interest income	130,713	132,776	132,575	128,270	125,895
Provision for credit losses	15,687	19,546	18,799	20,691	17,400
Net interest income after provision for credit losses	115,026	113,230	113,776	107,579	108,495
Non-interest income
Wealth management	14,828	13,634	13,252	13,393	12,401
Mortgage banking	30,145	34,702	31,127	25,607	18,534
Service charges on deposit accounts	4,793	4,534	4,235	3,994	4,208
Gains on available-for-sale securities, net	251	2,561	409	1,109	816
Fees from covered call options	1,639	2,156	2,083	3,114	3,123
Gain on bargain purchases, net	—	85	6,633	(55)	840
Trading (losses) gains, net	(435)	(120)	(998)	(928)	146
Other	6,158	7,637	6,204	4,701	6,955
Total non-interest income	57,379	65,189	62,945	50,935	47,023
Non-interest expense
Salaries and employee benefits	77,513	76,140	75,280	68,139	69,030
Equipment	6,184	6,468	5,888	5,466	5,400
Occupancy, net	8,853	8,480	8,024	7,728	8,062
Data processing	4,599	4,178	4,103	3,840	3,618
Advertising and marketing	2,040	2,725	2,528	2,179	2,006
Professional fees	3,221	3,158	4,653	3,847	3,604
Amortization of other intangible assets	1,120	1,108	1,078	1,089	1,049
FDIC insurance	3,444	3,039	3,549	3,477	3,357
OREO (income) expense, net	(1,620)	5,269	3,808	5,848	7,178
Other	14,765	18,983	15,637	15,572	14,455
Total non-interest expense	120,119	129,548	124,548	117,185	117,759
Income before taxes	52,286	48,871	52,173	41,329	37,759
Income tax expense	20,234	18,782	19,871	15,734	14,549
Net income	$32,052	$30,089	$32,302	$25,595	$23,210
Preferred stock dividends and discount accretion	$2,616	$2,616	$2,616	$2,644	$1,246
Net income applicable to common shares	$29,436	$27,473	$29,686	$22,951	$21,964
Net income per common share - Basic	$0.80	$0.75	$0.82	$0.63	$0.61
Net income per common share - Diluted	$0.65	$0.61	$0.66	$0.52	$0.50
Cash dividends declared per common share	$0.09	$—	$0.09	$—	$0.09
Weighted average common shares outstanding	36,976	36,543	36,381	36,329	36,207
Dilutive potential common shares	12,463	12,458	12,295	7,770	7,530
Average common shares and dilutive common shares	49,439	49,001	48,676	44,099	43,737

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Balance:
Commercial	$2,872,695	$2,914,798	$2,771,053	$2,673,181	$2,544,456
Commercial real estate	3,990,465	3,864,118	3,699,712	3,666,519	3,585,760
Home equity	759,218	788,474	807,592	820,991	840,364
Residential real-estate	360,652	367,213	376,678	375,494	361,327
Premium finance receivables - commercial	1,997,160	1,987,856	1,982,945	1,830,044	1,512,630
Premium finance receivables - life insurance	1,753,512	1,725,166	1,665,620	1,656,200	1,693,763
Indirect consumer (1)	69,245	77,333	77,378	72,482	67,445
Consumer and other	97,365	103,985	108,922	107,931	111,639
Total loans, net of unearned income, excluding covered loans	$11,900,312	$11,828,943	$11,489,900	$11,202,842	$10,717,384
Covered loans	518,661	560,087	657,525	614,062	691,220
Total loans, net of unearned income	$12,418,973	$12,389,030	$12,147,425	$11,816,904	$11,408,604
Mix:
Commercial	23%	24%	23%	23%	22%
Commercial real estate	32	31	30	31	32
Home equity	6	6	7	7	7
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	16	16	16	15	13
Premium finance receivables - life insurance	14	14	14	14	15
Indirect consumer (1)	1	1	1	1	1
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	96%	96%	95%	95%	94%
Covered loans	4	4	5	5	6
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Balance:
Non-interest bearing	$2,243,440	$2,396,264	$2,162,215	$2,047,715	$1,901,753
NOW	2,043,227	2,022,957	1,841,743	1,780,872	1,756,313
Wealth Management deposits (1)	868,119	991,902	979,306	954,319	933,609
Money Market	2,879,636	2,761,498	2,596,702	2,335,238	2,306,726
Savings	1,258,682	1,275,012	1,156,466	958,295	943,066
Time certificates of deposit	4,669,653	4,980,911	5,111,533	4,981,142	4,824,386
Total deposits	$13,962,757	$14,428,544	$13,847,965	$13,057,581	$12,665,853
Mix:
Non-interest bearing	16%	17%	16%	16%	15%
NOW	15	14	13	14	14
Wealth Management deposits (1)	6	7	7	7	7
Money Market	21	19	19	18	18
Savings	9	9	8	7	8
Time certificates of deposit	33	34	37	38	38
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Net interest income	$131,207	$133,285	$133,076	$128,741	$126,361
Call option income	1,639	2,156	2,083	3,114	3,123
Net interest income including call option income	$132,846	$135,441	$135,159	$131,855	$129,484
Yield on earning assets	3.97%	4.01%	4.18%	4.25%	4.41%
Rate on interest-bearing liabilities	0.68	0.74	0.81	0.89	1.00
Rate spread	3.29%	3.27%	3.37%	3.36%	3.41%
Net free funds contribution	0.12	0.13	0.13	0.15	0.14
Net interest margin	3.41	3.40	3.50	3.51	3.55
Call option income	0.04	0.05	0.05	0.08	0.09
Net interest margin including call option income	3.45%	3.45%	3.55%	3.59%	3.64%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Three Months Ended March 31,	Years Ended December 31,
(Dollars in thousands)	2013	2012	2011	2010	2009
Net interest income	$131,207	$521,463	$463,071	$417,564	$314,096
Call option income	1,639	10,476	13,570	2,235	1,998
Net interest income including call option income	$132,846	$531,939	$476,641	$419,799	$316,094
Yield on earning assets	3.97%	4.21%	4.49%	4.80%	5.07%
Rate on interest-bearing liabilities	0.68	0.86	1.23	1.61	2.29
Rate spread	3.29%	3.35%	3.26%	3.19%	2.78%
Net free funds contribution	0.12	0.14	0.16	0.18	0.23
Net interest margin	3.41	3.49	3.42	3.37	3.01
Call option income	0.04	0.07	0.10	0.02	0.02
Net interest margin including call option income	3.45%	3.56%	3.52%	3.39%	3.03%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2013	2012	2012	2012	2012
Liquidity management assets	$2,797,310	$2,949,034	$2,565,151	$2,781,730	$2,756,833
Other earning assets	24,205	27,482	31,142	30,761	30,499
Loans, net of unearned income	12,252,558	12,001,433	11,922,450	11,300,395	10,848,016
Covered loans	536,284	626,449	597,518	659,783	667,242
Total earning assets	$15,610,357	$15,604,398	$15,116,261	$14,772,669	$14,302,590
Allowance for loan and covered loan losses	(125,221)	(135,156)	(138,740)	(134,077)	(131,769)
Cash and due from banks	217,345	206,914	185,435	152,118	143,869
Other assets	1,554,362	1,572,494	1,542,473	1,528,497	1,520,660
Total assets	$17,256,843	$17,248,650	$16,705,429	$16,319,207	$15,835,350
Interest-bearing deposits	$11,857,400	$11,709,058	$11,261,184	$10,815,018	$10,481,822
Federal Home Loan Bank advances	414,092	414,289	441,445	514,513	470,345
Notes payable and other borrowings	297,151	397,807	426,716	422,146	505,814
Secured borrowings - owed to securitization investors	—	—	176,904	407,259	514,923
Subordinated notes	15,000	15,000	15,000	23,791	35,000
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$12,833,136	$12,785,647	$12,570,742	$12,432,220	$12,257,397
Non-interest bearing deposits	2,290,725	2,314,935	2,092,028	1,993,880	1,832,627
Other liabilities	314,855	361,244	305,919	197,667	180,664
Equity	1,818,127	1,786,824	1,736,740	1,695,440	1,564,662
Total liabilities and shareholders’ equity	$17,256,843	$17,248,650	$16,705,429	$16,319,207	$15,835,350
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Yield earned on:
Liquidity management assets	1.50%	1.33%	1.41%	1.69%	1.90%
Other earning assets	3.02	2.95	2.83	3.04	2.96
Loans, net of unearned income	4.36	4.45	4.57	4.64	4.77
Covered loans	7.96	8.10	8.25	8.50	8.98
Total earning assets	3.97%	4.01%	4.18%	4.25%	4.41%
Rate paid on:
Interest-bearing deposits	0.50%	0.55%	0.59%	0.64%	0.69%
Federal Home Loan Bank advances	2.71	2.72	2.54	2.24	3.06
Notes payable and other borrowings	1.57	1.57	1.89	2.17	2.47
Secured borrowings - owed to securitization investors	—	—	1.79	1.72	1.99
Subordinated notes	1.56	1.72	1.75	2.10	1.91
Junior subordinated notes	5.00	5.01	4.91	4.97	5.01
Total interest-bearing liabilities	0.68%	0.74%	0.81%	0.89%	1.00%
Interest rate spread	3.29%	3.27%	3.37%	3.36%	3.41%
Net free funds/contribution	0.12	0.13	0.13	0.15	0.14
Net interest income/Net interest margin	3.41%	3.40%	3.50%	3.51%	3.55%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2013	2012	2012	2012	2012
Brokerage	$7,267	$6,404	$6,355	$6,396	$6,322
Trust and asset management	7,561	7,230	6,897	6,997	6,079
Total wealth management	14,828	13,634	13,252	13,393	12,401
Mortgage banking	30,145	34,702	31,127	25,607	18,534
Service charges on deposit accounts	4,793	4,534	4,235	3,994	4,208
Gains on available-for-sale securities, net	251	2,561	409	1,109	816
Fees from covered call options	1,639	2,156	2,083	3,114	3,123
Gain on bargain purchases, net	—	85	6,633	(55)	840
Trading (losses) gains, net	(435)	(120)	(998)	(928)	146
Other:
Interest rate swap fees	2,270	2,178	2,355	2,337	2,511
Bank Owned Life Insurance	846	686	810	505	919
Administrative services	738	867	825	823	766
Miscellaneous	2,304	3,906	2,214	1,036	2,759
Total other income	6,158	7,637	6,204	4,701	6,955
Total Non-Interest Income	$57,379	$65,189	$62,945	$50,935	$47,023
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2013	2012	2012	2012	2012
Salaries and employee benefits:
Salaries	$41,831	$40,457	$40,173	$37,237	$37,933
Commissions and bonus	21,276	23,968	24,041	19,388	16,802
Benefits	14,406	11,715	11,066	11,514	14,295
Total salaries and employee benefits	77,513	76,140	75,280	68,139	69,030
Equipment	6,184	6,468	5,888	5,466	5,400
Occupancy, net	8,853	8,480	8,024	7,728	8,062
Data processing	4,599	4,178	4,103	3,840	3,618
Advertising and marketing	2,040	2,725	2,528	2,179	2,006
Professional fees	3,221	3,158	4,653	3,847	3,604
Amortization of other intangible assets	1,120	1,108	1,078	1,089	1,049
FDIC insurance	3,444	3,039	3,549	3,477	3,357
OREO (income) expense, net	(1,620)	5,269	3,808	5,848	7,178
Other:
Commissions - 3rd party brokers	1,233	944	1,106	1,069	1,021
Postage	1,249	1,856	1,120	1,330	1,423
Stationery and supplies	934	1,095	954	1,035	919
Miscellaneous	11,349	15,088	12,457	12,138	11,092
Total other expense	14,765	18,983	15,637	15,572	14,455
Total Non-Interest Expense	$120,119	$129,548	$124,548	$117,185	$117,759

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Allowance for loan losses at beginning of period	$107,351	$112,287	$111,920	$111,023	$110,381
Provision for credit losses	15,367	20,672	18,192	18,394	15,154
Other adjustments	(229)	(289)	(534)	(272)	(238)
Reclassification (to)/from allowance for unfunded lending-related commitments	(213)	(260)	626	175	152
Charge-offs:
Commercial	4,540	9,782	3,315	6,046	3,262
Commercial real estate	3,299	9,084	17,000	9,226	8,229
Home equity	2,397	3,496	1,543	1,732	2,590
Residential real estate	1,728	2,470	1,027	388	175
Premium finance receivables - commercial	1,068	1,284	886	744	837
Premium finance receivables - life insurance	—	13	—	3	13
Indirect consumer	32	64	73	33	51
Consumer and other	97	570	93	51	310
Total charge-offs	13,161	26,763	23,937	18,223	15,467
Recoveries:
Commercial	295	368	349	246	257
Commercial real estate	368	978	5,352	174	131
Home equity	162	43	52	171	162
Residential real estate	5	9	8	3	2
Premium finance receivables - commercial	285	250	191	153	277
Premium finance receivables - life insurance	9	15	15	18	21
Indirect consumer	15	27	25	21	30
Consumer and other	94	14	28	37	161
Total recoveries	1,233	1,704	6,020	823	1,041
Net charge-offs	(11,928)	(25,059)	(17,917)	(17,400)	(14,426)
Allowance for loan losses at period end	$110,348	$107,351	$112,287	$111,920	$111,023
Allowance for unfunded lending-related commitments at period end	15,287	14,647	12,627	12,903	13,078
Allowance for credit losses at period end	$125,635	$121,998	$124,914	$124,823	$124,101
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.61%	1.35%	0.44%	0.91%	0.49%
Commercial real estate	0.30	0.86	1.27	1.01	0.92
Home equity	1.17	1.72	0.73	0.76	1.15
Residential real estate	0.93	1.19	0.44	0.20	0.11
Premium finance receivables - commercial	0.16	0.21	0.14	0.14	0.15
Premium finance receivables - life insurance	—	—	—	—	—
Indirect consumer	0.09	0.19	0.25	0.07	0.13
Consumer and other	0.01	1.86	0.22	0.05	0.49
Total loans, net of unearned income, excluding covered loans	0.39%	0.83%	0.60%	0.62%	0.53%
Net charge-offs as a percentage of the provision for credit losses	77.62%	121.22%	98.49%	94.60%	95.20%
Loans at period-end	$11,900,312	$11,828,943	$11,489,900	$11,202,842	$10,717,384
Allowance for loan losses as a percentage of loans at period end	0.93%	0.91%	0.98%	1.00%	1.04%
Allowance for credit losses as a percentage of loans at period end	1.06%	1.03%	1.09%	1.11%	1.16%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—	$—	$—
Commercial real-estate	—	—	—	—	73
Home equity	—	100	—	—	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	7,677	10,008	5,533	5,184	4,619
Premium finance receivables - life insurance	2,256	—	—	—	—
Indirect consumer	145	189	215	234	257
Consumer and other	—	32	—	—	—
Total loans past due greater than 90 days and still accruing	10,078	10,329	5,748	5,418	4,949
Non-accrual loans:
Commercial	18,373	21,737	17,711	30,473	19,835
Commercial real-estate	61,807	49,973	58,461	56,077	62,704
Home equity	14,891	13,423	11,504	10,583	12,881
Residential real-estate	9,606	11,728	15,393	9,387	5,329
Premium finance receivables - commercial	12,068	9,302	7,488	7,404	7,650
Premium finance receivables - life insurance	20	25	29	—	—
Indirect consumer	95	55	72	132	152
Consumer and other	1,695	1,511	1,485	1,446	121
Total non-accrual loans	118,555	107,754	112,143	115,502	108,672
Total non-performing loans:
Commercial	18,373	21,737	17,711	30,473	19,835
Commercial real-estate	61,807	49,973	58,461	56,077	62,777
Home equity	14,891	13,523	11,504	10,583	12,881
Residential real-estate	9,606	11,728	15,393	9,387	5,329
Premium finance receivables - commercial	19,745	19,310	13,021	12,588	12,269
Premium finance receivables - life insurance	2,276	25	29	—	—
Indirect consumer	240	244	287	366	409
Consumer and other	1,695	1,543	1,485	1,446	121
Total non-performing loans	$128,633	$118,083	$117,891	$120,920	$113,621
Other real estate owned	50,593	56,174	61,897	66,532	69,575
Other real estate owned - obtained in acquisition	5,584	6,717	5,480	6,021	6,661
Other repossessed assets	4,315	—	—	—	—
Total non-performing assets	$189,125	$180,974	$185,268	$193,473	$189,857
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.64%	0.75%	0.64%	1.14%	0.78%
Commercial real-estate	1.55	1.29	1.58	1.53	1.75
Home equity	1.96	1.72	1.42	1.29	1.53
Residential real-estate	2.66	3.19	4.09	2.50	1.47
Premium finance receivables - commercial	0.99	0.97	0.66	0.69	0.81
Premium finance receivables - life insurance	0.13	—	—	—	—
Indirect consumer	0.35	0.32	0.37	0.51	0.61
Consumer and other	1.74	1.48	1.36	1.34	0.11
Total loans, net of unearned income	1.08%	1.00%	1.03%	1.08%	1.06%
Total non-performing assets as a percentage of total assets	1.11%	1.03%	1.09%	1.17%	1.17%
Allowance for loan losses as a percentage of total non-performing loans	85.79%	90.91%	95.25%	92.56%	97.71%